EXHIBIT 99.1

FBR Announces First Quarter 2011 Financial Results

ARLINGTON, Va., April 26, 2011 (GLOBE NEWSWIRE) -- FBR Capital Markets Corporation (Nasdaq:FBCM) ("FBR" or the "Company"), a leading investment bank serving the middle market, today reported a net after-tax loss of $1.9 million, or $0.03 per share, for the quarter ended March 31, 2011. These results compare to a net after-tax loss of $8.3 million, or $0.13 per share, in the first quarter 2010 and a net after-tax profit of $3.1 million, or $0.05 per share in the fourth quarter 2010.

The Company's pretax loss for the first quarter 2011 was $2.0 million compared to a pretax loss of $24.5 million in the first quarter 2010 and pretax earnings of $2.6 million in the fourth quarter 2010.

First quarter 2011 net revenues were $50.1 million compared to $44.2 million for the first quarter 2010 and $75.3 million in the fourth quarter 2010. Revenues for the first quarter by business area were as follows:

  $16.6 million in investment banking generated from 15 transactions across 5 industry segments. This compares to $11.1 million in the first quarter 2010 and $36.9 million in the prior quarter.
  $23.1 million in institutional brokerage, down from $27.5 million and $24.8 million in the first and fourth quarters 2010, respectively.
  $4.0 million in asset management, representing 20% revenue growth over the first quarter 2010; and a 13% increase in assets under management over the same time period.
  $5.7 million of investment returns, including net investment income and dividends, on our portfolio investments compared with $1.8 million and $9.2 million of investment returns in the first quarter 2010 and fourth quarter 2010, respectively.

First quarter 2011 total non-interest expenses were $52.1 million compared to $68.8 million in the first quarter 2010 and $72.6 million in the fourth quarter 2010. This improvement reflected:

  A reduction of non-compensation fixed expenses from $19.0 million in first quarter 2010 and $19.1 million in the fourth quarter 2010 down to $15.2 million in the first quarter 2011. The majority of this year-over-year improvement was the result of meaningful reductions in occupancy, technology related expenses, and professional fees.
  Fixed compensation and benefit expenses were down over 25% in the first quarter 2011 from the first quarter 2010.
  Compensation and benefit expenses as a percentage of net revenues were 58% for the first quarter 2011 compared with 97% for the first quarter 2010 and 62% for the prior quarter.
  Headcount at the end of the first quarter 2011 was 465, down from 598 at the same quarter's end in 2010.

As of March 31, 2011, shareholders' equity totaled $285.9 million and the Company's book value per share was $4.54. During the quarter the Company repurchased approximately 676,000 shares at an average cost per share of $3.72. While the Company continues to maintain a liquid balance sheet, it has begun to deploy additional capital into its trading businesses and anticipates opportunities within its merchant banking business throughout the remainder of the year.

"Investment banking in the first quarter was clearly below trend and well below our expected run rate for the full year. Despite the light revenue quarter, the company was able to significantly reduce its operating loss from a similarly weak first quarter of 2010 as a result of the meaningful cost reductions accomplished over the last year," said Richard J. Hendrix, President and Chief Executive Officer of FBR. "The second quarter is off to a much stronger start and we anticipate 2011 to be a profitable year for the Company."

Investors who wish to listen to the earnings call at 9:00 A.M. U.S. EDT, Wednesday, April  27, 2011, may do so via the Web or conference call at:

Conference call dial-in number (toll-free): 877.303.6433

Conference call dial-in number (local): 224.357.2198

Conference call code: 59689449

Webcast link: http://investor.shareholder.com/media/eventdetail.cfm?eventid=95582&CompanyID=FBCM&e=1&mediaKey=A638ADF35B185A230531194DBE6AEB85

Replays of the earnings call will be available via webcast following the call.

FBR Capital Markets Corporation (Nasdaq:FBCM) provides investment banking, merger and acquisition advisory, institutional brokerage, and research services through its subsidiary FBR Capital Markets & Co.  FBR focuses capital and financial expertise on the following industry sectors: consumer; diversified industrials; energy & natural resources; financial institutions; insurance; real estate; and technology, media & telecom.  FBR Fund Advisers, Inc., a subsidiary of FBR Capital Markets Corporation, provides clients with a range of investment choices through The FBR Funds, a family of mutual funds. FBR is headquartered in the Washington, D.C. metropolitan area with offices throughout the United States and in London.  For more information, please visit www.fbr.com.

The FBR Capital Markets Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6405

Statements in this release concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods constitute forward-looking statements. These forward-looking statements are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public and private securities offerings, activity in the secondary securities markets, interest rates, the risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. For a discussion of these and other risks and important factors that could affect FBR Capital Markets' future results and financial condition, see "Risk Factors" in Part I, Item 1A and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010; and other items throughout  the Company's Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Financial data follow.

FBR CAPITAL MARKETS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)
	Quarter ended March 31,
	2011	2010
REVENUES:
Investment banking:
Capital raising	$ 15,110	$ 7,711
Advisory	1,460	3,434
Institutional brokerage:
Principal transactions	5,836	7,870
Agency commissions	17,255	19,660
Asset management fees	3,981	3,328
Net investment income	5,599	2
Interest, dividends & other	857	2,212
Total revenues	50,098	44,217
Interest expense	--	--
Revenues, net of interest expense	50,098	44,217

NON-INTEREST EXPENSES:
Compensation and benefits	29,001	42,744
Professional services	3,955	4,103
Business development	3,646	3,851
Clearing and brokerage fees	2,674	3,382
Occupancy and equipment	5,105	6,492
Communications	4,351	4,767
Other operating expenses	3,336	3,419
Total non-interest expenses	52,068	68,758

Loss before income taxes	(1,970)	(24,541)

Income tax benefit	(65)	(16,279)

Net loss	$ (1,905)	$ (8,262)

Basic loss per share	$ (0.03)	$ (0.13)
Diluted loss per share	$ (0.03)	$ (0.13)

Weighted average shares - basic (in thousands)	63,510	64,024
Weighted average shares - diluted (in thousands)	63,510	64,024

FBR CAPITAL MARKETS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(Unaudited)

ASSETS	31-Mar-11	31-Dec-10

Cash and cash equivalents	$ 149,475	$ 236,077
Receivables:
Due from brokers, dealers and clearing organizations	14,097	15,463
Customers	7,112	10,280
Other	9,641	11,635
Financial instruments owned, at fair value	174,504	86,400
Other investments, at cost	30,308	45,224
Goodwill and intangible assets, net	8,350	8,465
Furniture, equipment and leasehold improvements, net	9,258	9,741
Prepaid expenses and other assets	6,276	8,182
Total assets	$ 409,021	$ 431,467

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Securities sold but not yet purchased, at fair value	$ 80,044	$ 55,444
Accrued compensation and benefits	11,213	53,305
Accounts payable, accrued expenses and other liabilities	20,193	23,904
Due to brokers, dealers and clearing organizations	11,682	7,323
Total liabilities	123,132	139,976

Shareholders' equity:
Common stock	62	62
Additional paid-in capital	426,809	423,935
Restricted stock units	30,103	34,239
Accumulated other comprehensive loss	(2,488)	(53)
Accumulated deficit	(168,597)	(166,692)
Total shareholders' equity	285,889	291,491

Total liabilities and shareholders' equity	$ 409,021	$ 431,467

Book Value per Share	$4.54	$4.60

Shares Outstanding (in thousands)	63,005	63,354

FBR CAPITAL MARKETS CORPORATION
Financial & Statistical Supplement - Operating Results
(Dollars in thousands)
(Unaudited)

	Q-1 11	Q-4 10	Q-3 10	Q-2 10	Q-1 10
Revenues, net of interest expense	$ 50,098	$ 75,270	$ 57,394	$ 69,706	$ 44,217

Non-interest expenses:
Variable	15,860	29,683	21,329	30,169	21,642
Fixed	36,208	42,960	43,658	51,692	47,116

(Loss) income before income taxes	(1,970)	2,627	(7,593)	(12,155)	(24,541)

Income tax (benefit) provision	(65)	(455)	(982)	13,612	(16,279)

Net (loss) income	$ (1,905)	$ 3,082	$ (6,611)	$ (25,767)	$ (8,262)

Fixed expenses	$ 36,208	$ 42,960	$ 43,658	$ 51,692	$ 47,116
Less: Non-cash expenses [1]	2,352	4,255	4,766	5,134	5,296
Corporate transaction costs [2]	--	1,302	--	--	186
Severance	806	549	646	4,296	970

Core fixed costs	$ 33,050	$ 36,854	$ 38,246	$ 42,262	$ 40,664

Statistical Data
Net revenues per employee (annualized)	$ 431	$ 601	$ 459	$ 479	$ 296

Employee count	465	501	500	582	598

Net assets under management (in millions)
Mutual funds	$ 1,689.4	$ 1,582.7	$ 1,445.4	$ 1,373.5	$ 1,497.3
Hedge and private equity funds	4.2	4.3	6.0	6.4	6.7
Total	$ 1,693.6	$ 1,587.0	$ 1,451.4	$ 1,379.9	$ 1,504.0

[1] Non-cash expenses include compensation costs associated with stock-based awards and amortization of intangible assets.
[2] Corporate transaction costs include costs related to reductions in physical space and costs associated with business combinations and acquisitions.
CONTACT:  Media:
          Shannon Small
          703.469.1190
          ssmall@fbr.com

          Investors:
          Bradley J. Wright
          703.312.9678
          fbcmir@fbr.com